Exhibit 21

WILLBROS GROUP, INC.

Company Name and Name Under Which it is Doing Business (if applicable)	Jurisdiction of Incorporation or Organization

Construcciones Acuáticas Mundiales, S.A.	Venezuela
Constructora CAMSA, C.A.	Venezuela
Constructora Laboral Mexicana Universal, S. de R.L. de C.V.	Mexico
Constructora Willbros de México, S. de R.L. de C.V.	Mexico
Constructora Willbros Técnica Mexicana Universal, S. de R.L. de C.V.	Mexico
Contratistas Transandinos, S.A. d/b/a/ COTRA	Colombia
Cruzamientos Direccionales Orizzon, S.A. de C.V.	Mexico
“ESCA” Equipment Service C.A.	Venezuela
Harwat Financial Services Corporation, N.V.	Netherlands Antilles
International Pipeline Equipment, Inc.	Panama
Inversiones CAMSA, C.A.	Venezuela
Kompaniya Willbros ZAO	Russia
Monastere Inc.	Delaware, USA
Musketeer Oil B.V.	Netherlands
Osage Oilfield Services, Inc.	Oklahoma, USA
PT Willbros Indonesia	Indonesia
Petrochem Construction Ltd.	Canada
Pipelines & Logistics, Inc.	Delaware, USA
Pretensado S.A.	Venezuela
Servicios Petroleros Willbros, S.A. de C.V.	Mexico
Shield Constructors, Inc.	Panama
Shield International Engineering, Inc.	Panama
The Oman Construction Company, L.L.C.	Oman
Vessel MWB 403, Inc.	Delaware, USA
Vintondale Corporation N.V.	Netherlands Antilles
Willbros Alaska, Inc.	Delaware, USA
Willbros Al-Rushaid Limited	Saudi Arabia
Willbros Andina Pipeline Investments, L.L.C.	Delaware, USA
Willbros Asia Pacific, Inc.	Panama
Willbros (Barbados) Limited	Barbados
Willbros Global (Cayman) Limited	Cayman Islands
Willbros Butler International, Inc.	Panama
Willbros Chile, S.A.	Chile
Willbros Construction & Engineering - Egypt, LLC	Egypt
Willbros Constructors (Cayman) Limited	Cayman Islands
Willbros Constructors, Inc.	Panama
Willbros Contracting Limited	Cyprus
Willbros de México, S. de R.L. de C.V.	Mexico
Willbros Energy Services Company	Delaware, USA
Willbros Engineering & Construction Limited	Canada
Willbros Engineers, Inc.	Delaware, USA
Willbros Far East, Inc.	Vanuatu
Willbros Far East (PNG) Ltd	Papua New Guinea
Willbros Far East Sdn. Bhd.	Malaysia
Willbros Financial Services, Inc.	Panama

WILLBROS GROUP, INC.

(Cont’d)

Company Name and Name Under Which it is Doing Business (if applicable)	Jurisdiction of Incorporation or Organization

Willbros Global Holdings (Barbados) Limited	Barbados
Willbros Government Services, Inc.	Delaware, USA
Willbros, Inc.	Delaware, USA
Willbros Industrial de México, S. de R.L. de C.V.	Mexico
Willbros International (Germany) G.m.b.H.	Germany
Willbros International, Inc.	Panama
Willbros International Papua New Guinea Limited	Papua New Guinea
Willbros International Pty Limited	Australia
Willbros Kuwait Gas & Oil Field Services Co. (w.l.l.)	Kuwait
Willbros Latina, S.A.	Panama
Willbros MSI Canada Inc.	Canada
Willbros Marine Assets, Inc.	Panama
Willbros Middle East, Inc.	Panama
Willbros Midstream Services, LLC	Delaware, USA
Willbros Mt. West, Inc.	Colorado, USA
Willbros (Nigeria) Limited	Nigeria
Willbros (Offshore) Nigeria Limited	Nigeria
Willbros (Overseas) Limited	United Kingdom
Willbros Process Electric and Control, Inc.	Oregon, USA
Willbros Project Services, Inc.	Delaware, USA
Willbros RPI, Inc.	Delaware, USA
Willbros Services, LLC	Delaware, USA
Willbros Servicios Obras y Sistemas S.A.	Ecuador
Willbros Suramerica, S.A.	Panama
Willbros Transandina S.A.	Bolivia
Willbros (U.K.) Limited	United Kingdom
Willbros USA, Inc.	Delaware, USA
Willbros West Africa, Inc.	Panama
Willgrande, L.L.C.	Oklahoma, USA
Willsip, L.L.C.	Oklahoma, USA
814965 Alberta Ltd.	Canada

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